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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 ----------------------------------------------

       Basic earnings per share                                 Shares
       ------------------------                                 ------
       Basic shares outstanding at March 31, 2001            1,957,350

             Net earnings                  $1,274,011     $.65 per share
       ------------------------            ----------
       Basic shares outstanding             1,957,350


       Diluted earnings per share                               Shares
       --------------------------                               ------

       Basic shares outstanding at March 31, 2001            1,957,350
       Stock Options-common stock equivalents                   78,653
                                                             ---------
       Diluted shares outstanding at March 31,2001           2,036,003

              Net earnings                 $1,274,011     $.63 per share
       --------------------------          ----------
       Diluted shares outstanding           2,036,003

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